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                        INDIVIDUAL RETIREMENT AGREEMENT


     THIS INDIVIDUAL RETIREMENT AGREEMENT (this "Agreement"), dated as of May 1, 1997 (the "Effective Date"), is made and entered into by and between SCHEID VINEYARDS AND MANAGEMENT CO., a California corporation (the "Company"), and ERNEST M. BROWN ("Employee").

                                   RECITALS

     A. The Company and Employee entered into an oral agreement in 1982 with respect to the provision of certain retirement benefits to be paid by the Company to Employee, and desire to memorialize such oral agreement in writing in this Agreement.

     B. The Company currently employs Employee as its Vice President and Controller, and Employee willingly serves the Company in such capacities.

     C. In appreciation of Employee's 25 years of continuous service to the Company, pursuant to that certain oral agreement referred to in Paragraph A above and in partial consideration for Employee's continued service to the Company until the earlier to occur of his death or retirement, the Company desires to provide Employee with certain retirement payments, as described herein, to be paid to Employee notwithstanding his retirement from the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

     1. TERM. The Company's obligations under this Agreement shall commence on the retirement of Employee and shall terminate on the earlier to occur of (i) the death of Employee or (ii) the existence of an incurable and irreversible medical condition in Employee (A) which has been diagnosed by a physician, (B) which will result in Employee's death within a relatively short time without the administration of life-sustaining treatment or which had produced an irreversible coma or persistent vegetative state and (C) which leaves Employee unable to make decisions regarding his medical treatment (the "Termination Date")(the "Term").

     2. INDIVIDUAL RETIREMENT PAYMENTS. During the Term, the Company shall pay Employee annual individual retirement payments in the amount of One Hundred Thousand Dollars ($100,000) (the "Individual Retirement Payments") in equal monthly installments on the first payroll day of each month in accordance with the Company's payroll practices in effect from time to time; PROVIDED, HOWEVER, that if Employee's employment with the Company is terminated and such termination is the result of a permanent total disability and Employee is entitled to any disability insurance payments as a result thereof, the Company's obligation to make the Individual Retirement Payments shall be reduced by

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the amount of any such disability insurance payments.  The Company may, in its sole discretion, purchase an annuity (from an insurance company or other issuer of recognized financial standing) for the benefit of Employee
(which pays $100,000 to Employee in equal monthly installments on substantially the same terms as set forth herein) in full payment and discharge of its obligation to make the Individual Retirement Payments.

     3.   MISCELLANEOUS.

          (a) BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, representatives, estates, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock or otherwise and Employee shall not assign all or any portion of Employee's rights or obligations under this Agreement without the prior written consent of the Company.

     (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between them as to such subject matter.

     (c) NOTICES. Any notice, request, instruction or other document required by this Agreement shall be given in writing and shall be deemed effectively given if mailed with the United States Postal Services by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient at his of its address indicated below his or its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

     (d) GOVERNING LAW; ENFORCEMENT. This Agreement is governed by the internal laws of the State of California. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees and costs.

     (e) AMENDMENTS; WAIVERS. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous written or oral understandings. This Agreement may only be amended with the written consent of the parties hereto, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances.

     (f) HEADINGS. The headings contained in the Agreement are inserted for convenience or references only, and do not constitute a part of this Agreement.

     (g) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer any rights or remedies on any person not a party to this Agreement.

                                       2.
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     (h)   COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     (i) INVALIDITY; SEVERABILITY. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions reasonably can still be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

     (j) MEDIATION; ARBITRATION. Any dispute which may arise between the parties hereto as to the construction, interpretation or effect of this Agreement which is not resolved by mutual agreement between the parties, shall first be submitted to nonbinding mediation on terms and conditions to be mutually agreed upon by the parties. In the event that a dispute is not resolved by nonbinding mediation, the disputing party may give the other party notice of such party's intention to cause the same to be submitted to arbitration. After fifteen (15) days have elapsed from the giving of such notice, but not before such time, the party who gave such notice may cause any such dispute which then remains unresolved to be submitted to arbitration by submitting the same to the Los Angeles, California office of the American Arbitration Association (the "AAA") (or any successor thereto, but if no organization is then performing a function reasonably similar to the AAA, then to a court of competent jurisdiction in accordance with the rules of such court) with a request for arbitration to be conducted in accordance with the rules thereof by one (1) arbitrator to be jointly selected by the parties. The prevailing party's expenses, including without limitation attorneys' fees, in connection with such arbitration shall be borne by the losing party, PROVIDED, HOWEVER, that if liability is allocated by the arbitrator between the parties, the expenses of such arbitration, including without limitation the parties' attorneys' fees, shall be borne by the parties in proportion to their respective percentages or proportions of liability assessed by the arbitrator. The decision of the arbitrator as to all matters properly submitted to such arbitrator and as to the apportionment of expenses of arbitration shall be conclusive and binding upon the parties and judgment upon any award may be entered in any court of competent jurisdiction.

                                       3.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                COMPANY:

                SCHEID VINEYARDS AND MANAGEMENT CO.,
                a California corporation

                By:/s/Alfred G. Scheid
                   -----------------------------------------------------------
                   Alfred G. Scheid
                   Chief Executive Officer

                      Address: 13470 Washington Boulevard, Ste. 300 Marina del Rey, CA 90292

                EMPLOYEE:

                /s/Ernest M. Brown
                --------------------------------------------------------------
                Ernest M. Brown

                      Address:   23038 California Street
                                 Woodland Hills, CA 91367





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